EXHIBIT 23.2

CONSENT OF CROWE CHIZEK AND COMPANY LLC

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 10, 2006 with respect to the financial statements of Independent Community Bank as of December 31, 2005 and the year then ended in the Registration Statements on Form S-3 (File Nos. 333-109363 and 333-130363) and the Registration Statements on Form S-8 (File Nos. 333-128814 and 333-132897).

/s/ Crowe Chizek and Company LLC

Crowe Chizek and Company LLC

Fort Lauderdale, Florida

January 30, 2007